CONTACT: Mark Kochvar Chief Financial Officer 724.465.4826 800 Philadelphia St. Indiana, PA mark.kochvar@stbank.net www.stbancorp.com
FOR IMMEDIATE RELEASE
S&T Bancorp, Inc. Announces Fourth Quarter and Full Year 2016 Results
Indiana, Pa., - January 26, 2017 - S&T Bancorp, Inc. (S&T) (NASDAQ: STBA), the holding company for S&T Bank with locations in Pennsylvania, Ohio and New York, announced today its fourth quarter and full year 2016 earnings. Fourth quarter earnings were $17.7 million, or $0.51 per diluted share, compared to third quarter of 2016 earnings of $20.6 million, or $0.59 per diluted share, and fourth quarter of 2015 earnings of $17.4 million, or $0.50 per diluted share. For the year ended December 31, 2016, net income was a record $71.4 million, an increase of 6.4% over net income of $67.1 million for 2015. Diluted earnings per share was $2.05, an increase of 3.5% from $1.98 in 2015.
Fourth Quarter of 2016 Highlights:

•	Portfolio loans increased $193 million from September 30, 2016, representing a 14.2% annualized rate.

•	Total deposits increased $127 million from September 30, 2016, representing a 9.8% annualized rate.

•	Return on average assets was 1.04% and return on average equity was 8.36%.

•	Net interest margin (FTE) (Non-GAAP) was stable at 3.45% compared to 3.46% for the prior quarter.

•	S&T declared a $0.20 per share dividend, a 5.3% increase compared to $0.19 in the same period a year ago.
Full Year 2016 Highlights:

•	Net income increased 6.4% to a record $71.4 million compared to $67.1 million for 2015.

•	Strong organic portfolio loan growth of $584 million, or 11.6%.

•	Total deposits grew $396 million, or 8.1%.

•	Return on average assets was 1.08% and return on average equity was 8.67%.
“We are pleased to announce record net income for 2016,” said Todd Brice, president and chief executive officer of S&T. “The investments that we have made in our markets over the past few years have made a big impact on our overall financial performance. Our assets grew organically almost 10% during 2016 which is a true testament to our team members and our ability to successfully execute our growth strategy. As we move into 2017, we believe that we are well positioned for continued growth.”

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S&T Earnings Release - 2

Fourth Quarter of 2016 Results
Net Interest Income
Net interest income increased $1.0 million, or 1.9%, to $52.5 million compared to $51.5 million in the third quarter of 2016. Net interest income was positively impacted by an increase in average loans of $131 million, or 2.4%, compared to the prior quarter. Net interest margin on a fully taxable equivalent basis (FTE) (Non-GAAP) was stable at 3.45% compared to 3.46% in the prior quarter. Loan yields and deposit costs were both relatively unchanged quarter over quarter, allowing organic growth to drive net interest income higher.
Asset Quality
Total nonperforming loans were $42.6 million, or 0.76% of total loans at December 31, 2016 compared to $40.5 million, or 0.75% of total loans at September 30, 2016. Net charge-offs for the fourth quarter of 2016 were $6.6 million compared to net charge-offs of $0.9 million in the third quarter of 2016. Included in net charge-offs for the fourth quarter of 2016 was a $1.5 million specific reserve that was previously recorded in the first quarter of 2016. The provision for loan losses was $5.6 million compared to $2.5 million in the third quarter of 2016. The higher provision was a result of higher loan charge-offs and loan growth compared to the prior quarter. The allowance for loan losses was $52.8 million, or 0.94% of total portfolio loans at December 31, 2016, compared to $53.8 million, or 0.99% of total portfolio loans, at September 30, 2016.
Noninterest Income and Expense
Noninterest income decreased $0.5 million to $12.9 million compared to $13.4 million in the third quarter of 2016. The decrease in noninterest income was primarily due to a $0.4 million decline in mortgage banking due to the increase in rates that occurred during the fourth quarter. Noninterest expense increased $1.2 million to $35.6 million from $34.4 million in the third quarter of 2016. Salaries and employee benefit expense increased $0.8 million due to higher incentives and medical costs compared to the third quarter of 2016. Other expense increased $0.8 million primarily due to significant loan related expense recoveries that occurred in the third quarter of 2016. The efficiency ratio improved to 54.06% compared to 55.86% in the prior year.
Financial Condition
Total assets increased $225 million to $6.9 billion at December 31, 2016 compared to $6.7 billion at September 30, 2016. Commercial loans increased $182 million, or 17.4% annualized, with growth in all commercial categories. Total consumer loans increased $11.4 million, or 3.6% annualized, with growth primarily in residential mortgage. Total deposits increased $127 million, or 9.8% annualized, with growth primarily in money market accounts. S&T’s risk-based capital ratios were relatively unchanged compared with the third quarter of 2016. All capital ratios remain significantly above the well-capitalized thresholds of federal bank regulatory agencies.
Full Year 2016 Results
S&T’s growth strategy continued successfully in 2016 with organic loan growth of $584 million, or 11.6%. Commercial loans grew $519 million, or 13.5%, and consumer loans grew $65 million, or 5.5%, during 2016. Loan growth was very strong in our newer markets of Ohio, New York and south-central Pennsylvania contributing $440 million of total loan growth during 2016.
Full year 2016 earnings increased $4.3 million, or 6.4%, to a record $71.4 million compared to $67.1 million and diluted earnings per share increased $0.07, or 3.5%, to $2.05 per diluted share compared to $1.98 per diluted share for 2015. Net interest income increased by $15.7 million, or 8.4%, in 2016 due to the excellent organic loan growth. The provision for loan losses increased $7.6 million to $18.0 million in 2016 compared to $10.4 million in 2015 primarily due to higher loan charge-offs and loan growth. Net loan charge-offs increased $3.2 million to $13.3 million in 2016 from $10.2 million in 2015. To view an infographic featuring 2016 highlights, click here. [Refer to Exhibit 99.2]

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S&T Earnings Release - 3

Dividend
The Board of Directors of S&T declared a $0.20 per share cash dividend at its regular meeting held
January 23, 2017. This is an increase of 5.3% compared to a common stock dividend of $0.19 per share declared in the same period in the prior year. The dividend is payable February 23, 2017 to shareholders of record on February 9, 2017. Dividends declared in 2016 increased $0.04, or 5.5%, to $0.77 compared to $0.73 for 2015.
Conference Call
S&T will host its fourth quarter 2016 earnings conference call live over the Internet at 1:00 p.m. ET on Thursday, January 26, 2017. To access the webcast, go to S&T’s webpage at www.stbancorp.com and click on “Events & Presentations.” Select “4th Quarter 2016 Conference Call” and follow the instructions.
About S&T Bancorp, Inc.
S&T Bancorp, Inc. is a $6.9 billion bank holding company that is headquartered in Indiana, Pa. and trades on the NASDAQ Global Select Market under the symbol STBA. Its principal subsidiary, S&T Bank, was established in 1902, and operates locations in Pennsylvania, Ohio and New York. For more information visit www.stbancorp.com, www.stbank.com, or call 800.325.2265.

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting S&T and its future business and operations. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect”, “anticipate,” “estimate,” “forecast,” “project,” “intend”, “ believe”, “assume”, “strategy”, “trend”, “plan”, “outlook”, “outcome”, “continue”, “remain”, “potential,” “opportunity”, “believe”, “comfortable”, “current”, “position”, “maintain”, “sustain”, “seek”, “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses, cyber-security concerns; rapid technological developments and changes; sensitivity to the interest rate environment including a prolonged period of low interest rates, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight; legislation affecting the financial services industry as a whole, and S&T, in particular; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; general economic or business conditions; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results.

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S&T Earnings Release - 4

Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made.

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 5

	2016	2016	2015
	Fourth	Third	Fourth
(dollars in thousands, except per share data)	Quarter	Quarter	Quarter
INTEREST INCOME
Loans, including fees	$55,168	$53,956	$49,574
Investment securities:
Taxable	2,636	2,570	2,493
Tax-exempt	894	907	948
Dividends	398	375	338
Total Interest Income	59,096	57,808	53,353

INTEREST EXPENSE
Deposits	5,289	5,119	3,611
Borrowings and junior subordinated debt securities	1,349	1,234	857
Total Interest Expense	6,638	6,353	4,468

NET INTEREST INCOME	52,458	51,455	48,885
Provision for loan losses	5,586	2,516	3,915
Net Interest Income After Provision for Loan Losses	46,872	48,939	44,970

NONINTEREST INCOME
Securities (losses) gains, net	—	—	—
Service charges on deposit accounts	3,240	3,208	3,113
Debit and credit card fees	3,125	3,163	3,381
Wealth management fees	2,509	2,565	2,777
Insurance fees	1,066	1,208	1,126
Mortgage banking	694	1,077	549
Other	2,288	2,227	2,138
Total Noninterest Income	12,922	13,448	13,084

NONINTEREST EXPENSE
Salaries and employee benefits	19,787	19,011	17,228
Net occupancy	2,644	2,776	2,639
Data processing	2,083	2,129	2,348
Furniture and equipment	1,710	1,932	1,632
Professional services and legal	1,177	1,041	1,095
FDIC insurance	1,046	1,005	923
Other taxes	974	1,080	895
Marketing	840	896	1,319
Other	5,364	4,569	5,738
Total Noninterest Expense	35,625	34,439	33,817

Income Before Taxes	24,169	27,948	24,237
Provision for income taxes	6,510	7,367	6,814

Net Income	$17,659	$20,581	$17,423

Per Share Data:
Shares outstanding at end of period	34,913,023	34,913,023	34,810,374
Average shares outstanding - diluted	34,839,189	34,768,505	34,715,899
Average shares outstanding - two-class method	34,801,271	34,802,233	34,810,813
Diluted earnings per share (1)	$0.51	$0.59	$0.50
Dividends declared per share	$0.20	$0.19	$0.19
Dividend yield (annualized)	2.05%	2.62%	2.47%
Dividends paid to net income	39.41%	32.13%	37.89%
Book value	$24.12	$24.02	$22.76
Tangible book value (3)	$15.67	$15.57	$14.26
Market value	$39.04	$28.99	$30.82

Profitability Ratios (annualized)
Return on average assets	1.04%	1.23%	1.10%
Return on average tangible assets (4)	1.10%	1.31%	1.18%
Return on average shareholders' equity	8.36%	9.85%	8.74%
Return on average tangible shareholders' equity (5)	13.05%	15.46%	14.21%
Efficiency ratio (FTE) (2)	53.04%	51.65%	53.17%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 6

	For the Twelve Months Ended December 31,
(dollars in thousands, except per share data)	2016	2015
INTEREST INCOME
Loans, including fees	$212,301	$188,012
Investment securities:
Taxable	10,340	9,792
Tax-exempt	3,658	3,954
Dividends	1,475	1,790
Total Interest Income	227,774	203,548

INTEREST EXPENSE
Deposits	19,692	12,944
Borrowings and junior subordinated debt securities	4,823	3,053
Total Interest Expense	24,515	15,997

NET INTEREST INCOME	203,259	187,551
Provision for loan losses	17,965	10,388
Net Interest Income After Provision for Loan Losses	185,294	177,163

NONINTEREST INCOME
Securities (losses) gains, net	—	(34)
Service charges on deposit accounts	12,512	11,642
Debit and credit card fees	11,943	12,113
Wealth management fees	10,456	11,444
Insurance fees	5,253	5,500
Mortgage banking	2,879	2,554
Gain on sale of credit card portfolio	2,066	—
Other	9,526	7,814
Total Noninterest Income	54,635	51,033

NONINTEREST EXPENSE
Salaries and employee benefits	77,325	68,252
Net occupancy	11,057	10,652
Data processing	9,047	9,677
Furniture and equipment	7,290	6,093
Professional services and legal	4,212	3,365
FDIC insurance	3,984	3,416
Other taxes	4,050	3,616
Marketing	3,713	4,224
Merger related expenses	—	3,167
Other	22,554	24,255
Total Noninterest Expense	143,232	136,717

Income Before Taxes	96,697	91,479
Provision for income taxes	25,305	24,398

Net Income	$71,392	$67,081

Per Share Data:
Average shares outstanding - diluted	34,773,170	33,848,082
Average shares outstanding - two-class method	34,787,492	33,954,548
Diluted earnings per share (1)	$2.05	$1.98
Dividends declared per share	$0.77	$0.73
Dividends paid to net income	37.52%	36.47%

Profitability Ratios
Return on average assets	1.08%	1.13%
Return on average tangible assets (8)	1.15%	1.20%
Return on average shareholders' equity	8.67%	8.94%
Return on average tangible shareholders' equity (9)	13.71%	14.39%
Efficiency ratio (FTE) (2)	54.06%	55.86%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 7

	2016	2016	2015
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
ASSETS
Cash and due from banks, including interest-bearing deposits	$139,486	$125,163	$99,399
Securities available-for-sale, at fair value	693,487	671,128	660,963
Loans held for sale	3,793	11,694	35,321
Commercial loans:
Commercial real estate	2,498,476	2,427,164	2,166,603
Commercial and industrial	1,401,035	1,344,297	1,256,830
Commercial construction	455,884	402,124	413,444
Total Commercial Loans	4,355,395	4,173,585	3,836,877
Consumer loans:
Residential mortgage	701,982	692,574	639,372
Home equity	482,284	483,935	470,845
Installment and other consumer	65,852	62,288	73,939
Consumer construction	5,906	5,852	6,579
Total Consumer Loans	1,256,024	1,244,649	1,190,735
Total portfolio loans	5,611,419	5,418,234	5,027,612
Allowance for loan losses	(52,775)	(53,793)	(48,147)
Total portfolio loans, net	5,558,644	5,364,441	4,979,465
Goodwill	291,670	291,670	291,764
Other assets	255,973	254,109	251,442
Total Assets	$6,943,053	$6,718,205	$6,318,354

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,263,833	$1,232,469	$1,227,766
Interest-bearing demand	638,300	657,326	616,188
Money market	936,461	764,125	605,184
Savings	1,050,131	1,026,234	1,061,265
Certificates of deposit	1,383,652	1,465,277	1,366,208
Total Deposits	5,272,377	5,145,431	4,876,611

Securities sold under repurchase agreements	50,832	40,949	62,086
Short-term borrowings	660,000	565,000	356,000
Long-term borrowings	14,713	15,303	117,043
Junior subordinated debt securities	45,619	45,619	45,619
Other liabilities	57,556	67,196	68,758
Total Liabilities	6,101,097	5,879,498	5,526,117

SHAREHOLDERS' EQUITY
Total Shareholders' Equity	841,956	838,707	792,237
Total Liabilities and Shareholders' Equity	$6,943,053	$6,718,205	$6,318,354

Capitalization Ratios
Shareholders' equity / assets	12.13%	12.48%	12.54%
Tangible common equity / tangible assets (6)	8.23%	8.46%	8.24%
Tier 1 leverage ratio	8.98%	9.02%	8.96%
Common equity tier 1 capital	10.04%	10.01%	9.77%
Risk-based capital - tier 1	10.39%	10.37%	10.15%
Risk-based capital - total	11.86%	11.87%	11.60%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 8

	2016		2016		2015
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Net Interest Margin (FTE) (QTD Averages)
ASSETS
Loans	$5,513,074	4.07%	$5,382,516	4.08%	$5,000,736	4.02%
Taxable investment securities	549,092	1.99%	545,249	1.95%	522,679	1.98%
Tax-exempt investment securities	130,596	4.21%	133,661	4.17%	135,803	4.30%
Federal Home Loan Bank and other restricted stock	26,149	4.56%	24,454	4.52%	20,848	4.59%
Interest-bearing deposits with banks	43,023	0.45%	37,852	0.52%	57,317	0.30%
Total Interest-earning Assets	6,261,934	3.87%	6,123,732	3.87%	5,737,383	3.80%

Noninterest-earning assets	524,653		519,011		539,482
Total Assets	$6,786,587		$6,642,743		$6,276,865

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	647,345	0.17%	663,477	0.17%	610,553	0.13%
Money market	594,812	0.45%	540,891	0.42%	376,752	0.20%
Savings	1,033,297	0.20%	1,034,018	0.20%	1,073,111	0.16%
Certificates of deposit	1,369,546	0.94%	1,379,952	0.95%	1,146,674	0.80%
CDARS and brokered deposits	374,512	0.62%	309,413	0.56%	499,569	0.37%
Securities sold under repurchase agreements	42,570	0.01%	44,927	0.01%	49,493	0.01%
Short-term borrowings	500,890	0.68%	459,043	0.66%	291,793	0.41%
Long-term borrowings	14,957	2.85%	15,545	2.85%	117,275	0.77%
Junior subordinated debt securities	45,619	3.33%	45,619	3.15%	45,619	2.82%
Total Interest-bearing Liabilities	4,623,548	0.57%	4,492,885	0.56%	4,210,839	0.42%

Noninterest-bearing demand	1,248,141		1,247,884		1,205,009
Other liabilities	74,274		70,799		69,834
Shareholders' equity	840,624		831,175		791,183
Total Liabilities and Shareholders' Equity	$6,786,587		$6,642,743		$6,276,865

Net Interest Margin (7)		3.45%		3.46%		3.50%

	For the Twelve Months Ended December 31,
(dollars in thousands)	2016		2015
Net Interest Margin (FTE) (YTD Averages)
ASSETS
Loans	$5,324,834	4.08%	$4,692,433	4.09%
Taxable investment securities	543,348	1.97%	516,335	1.97%
Tax-exempt investment securities	133,348	4.22%	138,321	4.40%
Federal Home Loan Bank and other restricted stock	23,811	4.53%	19,672	7.12%
Interest-bearing deposits with banks	41,810	0.50%	66,101	0.25%
Total Interest-earning Assets	6,067,151	3.87%	5,432,862	3.86%

Noninterest-earning assets	521,104		509,236
Total Assets	$6,588,255		$5,942,098

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing demand	638,461	0.16%	592,301	0.13%
Money market	506,440	0.38%	388,172	0.19%
Savings	1,039,664	0.19%	1,072,683	0.16%
Certificates of deposit	1,351,413	0.94%	1,093,564	0.77%
CDARS and brokered deposits	362,576	0.56%	376,095	0.35%
Securities sold under repurchase agreements	51,021	0.01%	44,394	0.01%
Short-term borrowings	414,426	0.65%	257,117	0.36%
Long-term borrowings	50,256	1.33%	83,648	0.94%
Junior subordinated debt securities	45,619	3.14%	47,071	2.82%
Total Interest-bearing Liabilities	4,459,876	0.55%	3,955,045	0.40%

Noninterest-bearing demand	1,232,633		1,170,011
Other liabilities	72,139		66,973
Shareholders' equity	823,607		750,069
Total Liabilities and Shareholders' Equity	$6,588,255		$5,942,098

Net Interest Margin (10)		3.47%		3.56%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 9

	2016		2016		2015
	Fourth		Third		Fourth
(dollars in thousands)	Quarter		Quarter		Quarter
Nonperforming Loans (NPL)
Commercial loans:		% NPL		% NPL		% NPL
Commercial real estate	$16,172	0.65%	$7,551	0.31%	$8,719	0.40%
Commercial and industrial	8,071	0.58%	11,890	0.88%	9,279	0.74%
Commercial construction	4,927	1.08%	6,653	1.65%	8,753	2.12%
Total Nonperforming Commercial Loans	29,170	0.67%	26,094	0.63%	26,751	0.70%
Consumer loans:
Residential mortgage	9,918	1.41%	11,400	1.63%	5,629	0.88%
Home equity	3,439	0.71%	2,955	0.61%	2,902	0.62%
Installment and other consumer	108	0.16%	44	0.07%	100	0.14%
Consumer construction	—	—%	—	—%	—	—%
Total Nonperforming Consumer Loans	13,465	1.07%	14,399	1.16%	8,631	0.72%
Total Nonperforming Loans	$42,635	0.76%	$40,493	0.75%	$35,382	0.71%

	2016	2016	2015
	Fourth	Third	Fourth
(dollars in thousands)	Quarter	Quarter	Quarter
Loan Charge-offs
Charge-offs	$6,938	$1,500	$6,419
Recoveries	(333)	(564)	(744)
Net Loan Charge-offs	$6,605	$936	$5,675

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$1,276	($171)	($436)
Commercial and industrial	3,433	245	2,518
Commercial construction	768	146	2,063
Total Commercial Loan Charge-offs	5,477	220	4,145
Consumer loans:
Residential mortgage	722	331	407
Home equity	26	(1)	728
Installment and other consumer	453	391	406
Consumer construction	(73)	(5)	(11)
Total Consumer Loan Charge-offs	1,128	716	1,530
Total Net Loan Charge-offs	$6,605	$936	$5,675

	For the Twelve Months Ended December 31,
(dollars in thousands)	2016	2015
Loan Charge-offs
Charge-offs	$15,561	$15,266
Recoveries	(2,223)	(5,114)
Net Loan Charge-offs	$13,338	$10,152

Net Loan Charge-offs
Commercial loans:
Commercial real estate	$2,422	($758)
Commercial and industrial	6,088	4,858
Commercial construction	1,856	3,178
Total Commercial Loan Charge-offs	10,366	7,278
Consumer loans:
Residential mortgage	1,230	866
Home equity	183	947
Installment and other consumer	1,748	1,202
Consumer construction	(189)	(141)
Total Consumer Loan Charge-offs	2,972	2,874
Total Net Loan Charge-offs	$13,338	$10,152

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 10

	2016	2016	2015
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
Asset Quality Data
Nonperforming loans	$42,635	$40,493	$35,382
Assets acquired through foreclosure or repossession	679	512	354
Nonperforming assets	43,314	41,005	35,736
Troubled debt restructurings (nonaccruing)	11,598	15,095	7,659
Troubled debt restructurings (accruing)	13,423	12,936	23,955
Total troubled debt restructurings	25,021	28,031	31,614
Nonperforming loans / loans	0.76%	0.75%	0.70%
Nonperforming assets / loans plus OREO	0.77%	0.76%	0.71%
Allowance for loan losses / total portfolio loans	0.94%	0.99%	0.96%
Allowance for loan losses / nonperforming loans	124%	133%	136%
Net loan charge-offs (recoveries)	$6,605	$936	$5,675
Net loan charge-offs (recoveries)(annualized) / average loans	0.48%	0.07%	0.45%

		For the Twelve Months Ended December 31,
(dollars in thousands)		2016	2015
Asset Quality Data
Net loan charge-offs (recoveries)		$13,338	$10,152
Net loan charge-offs (recoveries) / average loans		0.25%	0.22%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 11

Definitions and Reconciliation of GAAP to Non-GAAP Financial Measures:
(1) Diluted earnings per share under the two-class method is determined on the net income reported on the income statement less earnings allocated to participating securities.
(2) Noninterest expense divided by noninterest income plus net interest income, on a fully taxable equivalent (FTE) basis.

	2016	2016	2015
	Fourth	Third	Fourth
	Quarter	Quarter	Quarter

(3) Tangible Book Value (non-GAAP)
Total shareholders' equity	$841,956	$838,707	$792,237
Less: goodwill and other intangible assets, net of deferred tax liability	(294,862)	(295,104)	(296,005)
Tangible common equity (non-GAAP)	$547,094	$543,603	$496,232
Common shares outstanding	34,913	34,913	34,810
Tangible book value (non-GAAP)	$15.67	$15.57	$14.26

(4) Return on Average Tangible Assets (non-GAAP)
Net income (annualized)	$70,254	$81,877	$69,123
Plus: amortization of intangibles net of tax (annualized)	962	969	1,224
Net income before amortization of intangibles (annualized)	$71,216	$82,846	$70,347

Average total assets	$6,786,587	$6,642,743	$6,276,865
Less: average goodwill and other intangibles, net of deferred tax liability	(294,994)	(295,235)	(296,088)
Average tangible assets (non-GAAP)	$6,491,593	$6,347,508	$5,980,777
Return on average tangible assets (non-GAAP)	1.10%	1.31%	1.18%

(5) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income (annualized)	$70,254	$81,877	$69,123
Plus: amortization of intangibles net of tax (annualized)	962	969	1,224
Net income before amortization of intangibles (annualized)	$71,216	$82,846	$70,347

Average total shareholders' equity	$840,624	$831,175	$791,183
Less: average goodwill and other intangibles, net of deferred tax liability	(294,994)	(295,235)	(296,088)
Average tangible equity (non-GAAP)	$545,630	$535,940	$495,095
Return on average tangible equity (non-GAAP)	13.05%	15.46%	14.21%

(6) Tangible Common Equity / Tangible Assets (non-GAAP)
Total shareholders' equity	$841,956	$838,707	$792,237
Less: goodwill and other intangible assets, net of deferred tax liability	(294,862)	(295,104)	(296,005)
Tangible common equity (non-GAAP)	$547,094	$543,603	$496,232

Total assets	$6,943,053	$6,718,205	$6,318,354
Less: goodwill and other intangible assets, net of deferred tax liability	(294,862)	(295,104)	(296,005)
Tangible assets (non-GAAP)	$6,648,191	$6,423,101	$6,022,349
Tangible common equity to tangible assets (non-GAAP)	8.23%	8.46%	8.24%

(7) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$59,096	$57,808	$53,353
Less: interest expense	(6,638)	(6,353)	(4,468)
Net interest income per consolidated statements of net income	$52,458	$51,455	$48,885
Plus: taxable equivalent adjustment	1,789	1,771	1,630
Net interest income (FTE) (non-GAAP)	$54,247	$53,226	$50,515
Net interest income (FTE) (annualized)	$215,809	$211,747	$200,413
Average earning assets	$6,261,934	$6,123,731	$5,737,383
Net interest margin - (FTE) (non-GAAP)	3.45%	3.46%	3.50%

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S&T Bancorp, Inc. Consolidated Selected Financial Data Unaudited	S&T Earnings Release - 12

	For the Twelve Months Ended December 31,
	2016	2015

(8) Return on Average Tangible Assets (non-GAAP)
Net income	$71,392	$67,081
Plus: amortization of intangibles net of tax	1,050	1,182
Net income before amortization of intangibles	$72,442	$68,263

Average total assets	$6,588,255	$5,942,098
Less: average goodwill and other intangibles, net of deferred tax liability	(295,385)	(275,847)
Average tangible assets (non-GAAP)	$6,292,870	$5,666,251
Return on average tangible assets (non-GAAP)	1.15%	1.20%

(9) Return on Average Tangible Shareholders' Equity (non-GAAP)
Net income	$71,392	$67,081
Plus: amortization of intangibles net of tax	1,050	1,182
Net income before amortization of intangibles	$72,442	$68,263

Average total shareholders' equity	$823,607	$750,069
Less: average goodwill and other intangibles, net of deferred tax liability	(295,385)	(275,847)
Average tangible equity (non-GAAP)	$528,222	$474,222
Return on average tangible equity (non-GAAP)	13.71%	14.39%

(10) Net Interest Margin Rate (FTE) (non-GAAP)
Interest income	$227,774	$203,548
Less: interest expense	(24,515)	(15,997)
Net interest income per consolidated statements of net income	$203,259	$187,551
Plus: taxable equivalent adjustment	7,043	6,123
Net interest income (FTE) (non-GAAP)	$210,302	$193,674
Average earning assets	$6,067,151	$5,432,862
Net interest margin - (FTE) (non-GAAP)	3.47%	3.56%

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